UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/23/2012

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16393

Delaware	74-2126120
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2101 CityWest Blvd.
Houston, TX 77042-2827
(Address of principal executive offices, including zip code)

713-918-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 23, 2012, BMC Software, Inc. (the "Company") entered into an agreement with Morgan Stanley & Co. LLC ("Morgan Stanley") to repurchase $750 million of the Company's common stock under an accelerated share repurchase program (the "Repurchase Agreement").

    Under the terms of the Repurchase Agreement, on November 26, 2012, the Company paid to Morgan Stanley $750 million and initially received from Morgan Stanley approximately 13.1 million shares of the Company's common stock, or 70% of the number of shares to be repurchased if such shares were repurchased at a price equal to the closing price of the Company's common stock on November 23, 2012. The specific number of shares that the Company ultimately repurchases under the Repurchase Agreement will be based generally on the volume weighted average share price of the Company's common stock during the repurchase period, subject to other adjustments pursuant to the terms and conditions of the Repurchase Agreement. The Repurchase Agreement contemplates that the repurchase period will last no longer than approximately seven months. At the completion of the repurchase period, the Company may be entitled to receive additional shares of its common stock from Morgan Stanley or, under certain circumstances specified in the Repurchase Agreement, the Company may be required to deliver shares or make a cash payment (at its option) to Morgan Stanley. This transaction is expected to have negligible impact on the Company's previously announced fiscal 2013 expectations.

    The Repurchase Agreement contains the principal terms and provisions governing the accelerated share repurchase, including the mechanism used to determine the number of shares that will be repurchased, the required timing of delivery of the shares, the permitted methods and required timing of settlement, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation periods and calculations, the circumstances under which the Repurchase Agreement may be terminated early, definitions of terms used throughout the Repurchase Agreement, and various acknowledgements, representations and warranties made by the Company and Morgan Stanley to one another.

    Morgan Stanley and certain of its affiliates have engaged, and may in the future engage, in financial advisory, investment banking and other services for the Company and its affiliates.

    This current report contains both historical information and forward-looking statements. Forward-looking statements can be identified by words such as "expected," "believes," "anticipates," "intends," "estimates," "guidance," "outlook," "view" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2013 results of operations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Any forward-looking statement made by us in this current report speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

Date: November 26, 2012	By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Assistant Secretary